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                                                                      EXHIBIT 99


The provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"), which became law in late December 1995 provides companies with a "safe harbor" when making forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary language identifying the important factors that could cause actual results to differ materially from those projected in the statement. The Company wishes to take advantage of the new "safe harbor" provisions of the Act and is filing this Current Report on Form 8-K in order to do so. In the absence of any published interpretations of the Act's provisions, the Company has identified the following factors which could cause the Company's actual financial results to differ materially from any such projections, forecasts or estimates made by or on behalf of the Company in forward-looking statements.

a) Changes in levels of competition from current competitors and potential new competition from both retail stores and alternative methods or channels of distribution such as electronic and telephone shopping services and mail order;

b)  loss of a significant vendor or prolonged disruption of product supply;

c) the presence or absence of new products in the product categories the Company represents;

d) changes in the Federal income tax rules and regulations or interpretations of existing legislation;

e) changes in the general economic conditions in the United States including, but not limited to, the levels and availability of consumer debt, the levels of interest rates, and consumer sentiment about the economy in general;

f) changes in the cost of materials used in and distribution of the Company's print advertising;

g) changes in availability of working capital financing from vendors and lending institutions, including the availability of long-term financing to support self developed and third party developed retail store and distribution facilities;

h)  adverse results in significant litigation matters;

i) the imposition of additional restrictions or regulations regarding the sale of products and or services the Company sells;

j) changes in the cost or availability of labor sufficient to support the Company's operations.

The foregoing should not be construed as an exhaustive list of all factors which could cause actual results to differ materially from those expressed in forward-looking statements made by the Company.